EXHIBIT 10.4

                                 PROMISSORY NOTE


                                                                October 10, 1997
$25,000.00                                                 City of Pompano Beach
                                                                State of Florida



       FOR VALUE RECEIVED, Electropharmacology, Inc. ("Borrower"), promises to pay to the order of MURRAY FELDMAN ("Lender") the principal amount of TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($25,000.00). The note shall bear interest at the prime rate of interest plus one percent per annum and is due on demand. The note will be secured by the accounts receivable of Electropharmacology, Inc.

       This Note may be prepaid at any time without premium or fee.

       Upon the occurrence of any Default under this Note, the unpaid principal of this Note and any part thereof, shall bear interest at a rate of eighteen
(18) per cent after Default until paid (the "Default Rate"). In any action to collect upon this Note, the Lender or its designee shall be entitled to all costs of collection, including reimbursement of reasonable attorney's fees including any appeals.

       All payments on this Note shall be payable in lawful currency of the United States of America to Murray Feldman, 8 Pilgrim Run, East Brunswick, New Jersey 08816 in immediately available funds.

       Borrower hereby (a) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suite and diligence in collecting this Note; and (b) agrees that Lender shall not be required first to institute any suit, or to exhaust its remedies against Borrower or any other person or party to become liable hereunder in order to enforce payment of this Note.

       Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on this Note should exceed the maximum lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate, and any such sums of interest which have been collected in excess of such maximum lawful rate shall be applied as a credit against the unpaid balance due hereunder.

       The provisions of this Note may from time to time be amended, modified or waived only by written agreement executed by Borrower and Lender.

       This Note is made under and governed by the laws of the State of Florida, without regard to conflict of laws or principles.

       WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT IN ANY LITIGATION BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY'S ACCEPTING THIS NOTE FROM BORROWER.

                                      BORROWER:


                                      By:  /s/ Dr. Arup Sen
                                           -------------------------------
                                           Dr. Arup Sen, Chief Executive Officer
                                           Electropharmacology, Inc.

                                      Date:  ______________


WITNESS:


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